UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 12, 2004

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

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Item 9.  Regulation FD Disclosure

The information in this Item 9 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 9 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On February 12, 2004, Standard Register issued an earnings release announcing its financial results for the fourth quarter and the year ended December 28, 2003.  A copy of the earnings press release is attached as Exhibit 99.1 and is furnished under this Item 9.

Item 12.  Results of Operations and Financial Condition

The information in this Item 12 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 12 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On February 12, 2004, Standard Register issued an earnings release announcing its financial results for the fourth quarter and year ended December 28, 2003.  A copy of the earnings press release is attached as Exhibit 99.1 and is furnished under this Item 12.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: February 13, 2004	/s/ Kathryn A. Lamme
By: Kathryn A. Lamme Vice President, General Counsel & Secretary

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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Standard Register

Laurie Spiegelberg, Corporate Communications, 937.221.1230

P.O. Box 1167  ×  Dayton, OH  45401-1167

Laurie.Spiegelberg@standardregister.com

937.221.1000  ×  937.221.1486 (fax)

Robert Cestelli, Investor Relations, 937.221.1304

www.standardregister.com

Robert.Cestelli@standardregister.com

Standard Register Reports 2003 Fourth-Quarter and Full-Year Results

DAYTON, Ohio (February 12, 2004) --Standard Register (NYSE:SR) today reported results for the 2003 fourth quarter and year ended December 28, 2003.

Revenue in the 2003 fourth quarter was $225.1 million, compared to $257.8 million for 2002 fourth quarter.  As expected, the fourth-quarter revenue rose modestly over revenue in the third quarter.

For the full year, revenue was $916.3 million versus $1,028.1 million in 2002.  Pricing pressure and decreased unit demand due in part to technology inroads negatively impacted revenue in 2003.

As previously announced, the company recorded significant charges to earnings in the fourth quarter.  Charges included a $25.2-million pretax pension settlement expense triggered by significant lump-sum payments to associates retiring during the year; the unusually high number of retirements was primarily the result of favorable interest rates.  An additional $13.3 million in pretax charges related to discontinued product lines, asset impairment and restructuring.  Altogether the charges totaled $38.5 million pretax, which is equivalent to approximately $0.86 per share after taxes.  Approximately $35.2 of the $38.5 million in expense was non-cash.

With the $0.86 per share in charges against earnings, Standard Register incurred a net loss in the 2003 fourth quarter of $24.4 million, or $0.86 per share.  Net income in the 2002 fourth quarter was $4.5 million, or $0.16 per share.  In addition to the charges cited above, 2003 results were adversely affected by the decline in revenue, weaker pricing, and increased plant costs stemming from overtime, training and other costs resulting from plant consolidations and associate retirements.  These factors were offset in part by restructuring-related savings.

For the year, the net loss was $39.1 million, or $1.38 per share, compared to 2002’s net income of $32.6 million, or $1.14 per diluted share.  In addition to the impact of lower revenue, the company’s performance in 2003 was hampered by the fourth-quarter charges described earlier and restructuring and impairment charges recorded in the second and third quarters, altogether 2003 charges totaled approximately $1.43 per share.

Standard Register continued to maintain a very strong balance sheet with an emphasis on cash flow.  After dividends and pension funding, the company reduced its net debt (total debt less cash and short-term investments) during the fourth quarter and total year by $14.0 million and $31.7 million, respectively.  At year-end, net debt stood at $48.1 million, equivalent to 16 percent of total invested capital.

“In 2004, we are focusing on leveraging our talent, technology and range of solutions to increase our share in our traditional document and label business while also positioning the company to capture emerging growth opportunities.  In addition to initiatives to increase sales productivity and drive operational excellence, we will continue to make targeted investments in print on demand, digital information solutions and managed services,” said Dennis Rediker, Standard Register president and chief executive officer.  “Our strategy has required significant restructuring, refocusing, and time, but we believe we are on the right path to drive superior long-term value for shareholders as well as our customers and employees.”

About Standard Register

Standard Register (NYSE:SR) is a leading information solutions company, with more than 90 years of innovation in improving the way business gets done in healthcare, financial services, manufacturing and other industries.  The company helps organizations increase efficiency, reduce costs, enhance security and grow revenue by effectively capturing, managing and using information.  Its offerings range from document and label solutions to e-business solutions to consulting and managed services.  More information is available at www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2004 and beyond could differ materially from the Company’s current expectations.   Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.  Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 28, 2003.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

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THE STANDARD REGISTER COMPANY

Fourth Quarter		STATEMENT OF OPERATIONS	Y-T-D
13 Weeks Ended		(In Thousands, except Per Share Amounts)	52 Weeks Ended
28-Dec-03	29-Dec-02		28-Dec-03	29-Dec-02

$225,133	$257,821	TOTAL REVENUE	$916,334	$1,028,083

147,429	156,442	COST OF SALES	576,476	621,428

77,704	101,379	GROSS MARGIN	339,858	406,655

		COSTS AND EXPENSES
3,566	4,775	Research and Development	17,236	17,865
91,755	69,950	Selling, General and Administrative	300,598	274,915
10,978	12,494	Depreciation and Amortization	46,270	46,674
5,059	-	Asset Impairment	15,910	-
3,876	(1,837)	Restructuring	20,082	(1,837)

115,234	85,382	TOTAL COSTS AND EXPENSES	400,096	337,617

(37,530)	15,997	(LOSS) INCOME FROM OPERATIONS	(60,238)	69,038

		OTHER INCOME (EXPENSE)
(779)	(3,383)	Interest Expense	(4,055)	(13,324)
87	(3,041)	Investment and Other Income	982	(605)
(692)	(6,424)	Total Other Expense	(3,073)	(13,929)

(38,222)	9,573	(LOSS) INCOME BEFORE INCOME TAXES	(63,311)	55,109

(13,837)	5,101	Income Tax (Benefit) Expense	(24,244)	22,528

($24,385)	$4,472	NET (LOSS) INCOME	($39,067)	$32,581

28,462	28,134	Average Number of Shares Outstanding - Basic	28,320	27,978
28,462	28,432	Average Number of Shares Outstanding - Diluted	28,320	28,456

($0.86)	$0.16	(Loss) Income Per Share - Basic	($1.38)	$1.16
($0.86)	$0.16	(Loss) Income Per Share - Diluted	($1.38)	$1.14

$0.23	$0.23	Dividends Paid Per Share	$0.92	$0.92

BALANCE SHEET
(In Thousands)	28-Dec-03	29-Dec-02

ASSETS
Cash & Short Term Investments	$76,959	$122,834
Accounts Receivable	125,943	155,930
Inventories	49,757	60,179
Other Current Assets	32,802	53,114
Total Current Assets	285,461	392,057

Plant and Equipment	165,538	206,222
Goodwill and Intangible Assets	68,623	70,812
Deferred Taxes	72,654	40,865
Other Assets	36,681	44,908

Total Assets	$628,957	$754,864

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities	$99,823	$108,961
Deferred Compensation	15,526	12,275
Long-Term Debt	125,000	200,010
Retiree Healthcare	49,769	49,374
Pension Liability	89,608	68,803
Other Long-Term Liabilities	643	2,961
Shareholders' Equity	248,588	312,480

Total Liabilities and Shareholders' Equity	$628,957	$754,864